UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 30, 2008
SS&C Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-135139	06-1169696

(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

80 Lamberton Road, Windsor, CT	06095

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (860) 298-4500

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.
Item 2.01. Completion of Acquisition or Disposition of Assets
     On October 1, 2008, SS&C Technologies New Jersey, Inc. (the “Subsidiary”), a New Jersey corporation and a wholly owned subsidiary of SS&C Technologies, Inc. (the “Company”), acquired substantially all of the assets of Micro Design Services, LLC, a New Jersey limited liability company (“MDS”), pursuant to an Asset Purchase Agreement, entered into on September 30, 2008 (the “Purchase Agreement”), by and among the Subsidiary, MDS and, for the limited purposes stated therein, Roman J. Szymansky and Xavier F. Gonzalez, the two members of MDS.
     MDS is a leader in the design and development of sophisticated software products for the financial industry and has successfully delivered real-time, mission-critical order management and routing systems to many of the world’s largest exchanges. The assets acquired by the Subsidiary from MDS include, among other things, software code, computer equipment, furniture and fixtures, assumed contracts, intellectual property, accounts receivable and membership interests in Mahogany Partners, LLC, a Delaware limited liability company.
     In consideration for the acquired assets, the Subsidiary paid MDS $17,755,135 in cash and assumed certain liabilities of MDS. The cash portion of the purchase price is subject to a potential post-closing working capital adjustment. The consideration was determined as a result of arm’s-length negotiations. Prior to the execution of the Purchase Agreement, to the knowledge of the Company and the Subsidiary, neither of the Company and the Subsidiary, nor any of their respective affiliates, nor any director or officer of the Company or the Subsidiary nor any associate of any such director or officer, had any material relationship with MDS.
     The Purchase Agreement contains customary representations, warranties and covenants by the Subsidiary and MDS, and additional confidentiality, non-competition and non-solicitation covenants by Messrs. Szymansky and Gonzalez in favor of the Subsidiary. Certain of MDS’ indemnity obligations in favor of the Subsidiary apply only with respect to aggregate liabilities in excess of specified thresholds, are subject to a cap and are effective only for specified periods of time.
     The Subsidiary and MDS entered into an escrow agreement pursuant to which $1,720,000 of the purchase price will be held in escrow to secure the indemnification obligations of MDS pursuant to the Purchase Agreement. In addition, pursuant to the terms of the Purchase Agreement, the Subsidiary has entered into an employment agreement with Mr. Szymansky.
     The brief description of the Purchase Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated herein by reference. The Purchase Agreement has been included to provide information about its terms and is not intended to provide any other factual information about the Company or the Subsidiary.
Item 9.01. Financial Statements and Exhibits
     (a) Financial Statements of Businesses Acquired

          The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than December 16, 2008.
     (b) Pro Forma Financial Information
          The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than December 16, 2008.
     (d) Exhibits
          See Exhibit Index attached hereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SS&C TECHNOLOGIES, INC.
Date: October 2, 2008	By:	/s/ Patrick J. Pedonti
Patrick J. Pedonti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Asset Purchase Agreement, dated September 30, 2008, by and among SS&C Technologies New Jersey, Inc., Micro Design Services, LLC and, for the limited purposes stated therein, Roman J. Szymansky and Xavier F. Gonzalez.

*	SS&C Technologies, Inc. hereby agrees to furnish supplementally a copy of any omitted schedule to this agreement to the Securities and Exchange Commission upon its request.